Exhibit 99.1

Supplemental Business Information

Unaudited Results

For the three months ended September 30, 2007, December 31, 2007, March 31, 2008, June 30 2008, the twelve months ending June 30, 2008, and the three months ended September 30, 2008, revenue and gross margin unaudited by reportable segments are as follows (in thousands, except percentages):

	Three Months Ended September 30, 2007 (As restated)			Three Months Ended December 31, 2007 (As restated)
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power Management Devices	$95,103	35.7%	30.4%	$87,060	33.2%	16.3%
Energy-Saving Products	33,019	12.4	33.0	45,945	17.5	45.6
HiRel	36,509	13.7	51.1	41,599	15.8	56.3
Automotive Products	19,929	7.5	35.2	20,528	7.8	33.6
Enterprise Power	55,863	21.0	40.2	42,252	16.1	39.5
Ongoing Customer Segments Total	240,423	90.3	36.6	237,384	90.4	34.6
Intellectual Property	9,293	3.5	100.0	9,805	3.7	100.0
Ongoing Segments Total	249,716	93.8	38.9	247,189	94.1	37.2
Transition Services	16,478	6.2	0.8	15,547	5.9	0.7
Consolidated Total	$266,194	100.0%	36.6%	$262,736	100.0%	35.0%

	Three Months Ended March 31, 2008 (As restated)			Three Months Ended June 30, 2008 (As restated)
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power Management Devices	$83,815	33.3%	17.1%	$64,038	31.5%	23.2%
Energy-Saving Products	46,734	18.5	21.8	40,618	19.9	38.5
HiRel	39,421	15.6	46.8	35,326	17.3	46.7
Automotive Products	22,440	8.9	24.0	22,274	10.9	34.6
Enterprise Power	35,109	13.9	21.3	27,140	13.3	42.3
Ongoing Customer Segments Total	227,519	90.2	24.5	189,396	92.9	34.9
Intellectual Property	10,286	4.1	100.0	1,106	0.6	100.0
Ongoing Segments Total	237,805	94.3	27.8	190,502	93.5	35.3
Transition Services	14,419	5.7	2.9	13,174	6.5	(3.3)
Consolidated Total	$252,224	100.0%	26.4%	$203,676	100.0%	32.8%

	Twelve Months Ended June 30, 2008 (As restated)
Business Segment	Revenues	Percentage of Total	Gross Margin
Power Management Devices	$330,016	33.5%	21.9%
Energy-Saving Products	166,316	16.9	34.7
HiRel	152,855	15.5	50.4
Automotive Products	85,171	8.6	31.7
Enterprise Power	160,364	16.3	36.2
Ongoing Customer Segments Total	894,722	90.8	32.6
Intellectual Property	30,490	3.1	100.0
Ongoing Segments Total	925,212	93.9	34.9
Transition Services	59,618	6.1	0.4
Consolidated Total	$984,830	100.0%	32.8%

	Three Months Ended September 30, 2008
Business Segment	Revenues	Percentage of Total	Gross Margin
Power Management Devices	$73,778	30.2%	21.4%
Energy-Saving Products	46,136	18.9	42.9
HiRel	37,352	15.3	52.7
Automotive Products	17,593	7.2	33.4
Enterprise Power	37,279	15.2	42.6
Ongoing Customer Segments Total	212,138	86.8	36.3
Intellectual Property	19,967	8.2	100.0
Ongoing Segments Total	232,105	95.0	41.8
Transition Services	12,369	5.0	(4.7)
Consolidated Total	$244,474	100.0%	39.4%